EXHIBIT 10.1

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SENIOR SECURED NOTE PURCHASE AGREEMENT

This Senior Secured Note Purchase Agreement (the “Agreement”) is made as of May ___, 2014 by and among Cosi, Inc., a Delaware corporation (the “Company”), and AB VALUE PARTNERS, L.P., a Delaware limited partnership (“AB Value Partners”), and AB OPPORTUNITY FUND LLC, a Delaware limited liability company (“AB Opportunity Fund”, and together with AB Value Partners, each a “Purchaser” and collectively the “Purchasers”).

RECITALS

On April 14, 2014, the Company entered into that certain Secured Note Purchase Agreement (“MILFAM NPA”) and other loan documents relating thereto (“MILFAM Loan Documents”) with MILFAM II L.P. (“MILFAM”) pursuant to which the Company sold and issued to MILFAM that certain Secured Promissory Note dated April 14, 2014 (“MILFAM Note”).

The Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase, a senior secured promissory note in substantially the form attached to this Agreement as Exhibit A (each a “Note” and collectively the “Notes”), on substantially similar terms as the MILFAM Note and other MILFAM Loan Documents, and the security interests granted to Purchasers pursuant to the transactions contemplated hereby shall be granted on a pari passu basis with the MILFAM security interests.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.          Purchase and Sale of Notes.

(a)           Sale and Issuance of Notes.  Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Purchasers at the Closing Notes in the aggregate principal amount of $2,500,000, of which one Note will be sold and issued to AB Value Partners in the principal amount of $500,000 and one Note will be sold and issued to AB Opportunity Fund in the principal amount of $2,000,000.

(b)           Closing; Delivery.

(i)           The purchase and sale of the Notes shall take place at the offices of Cosi, Inc., on the date hereof (the “Closing” and such date, the “Closing Date”).

(ii)           At the Closing, the Company shall deliver or caused to be delivered to the Purchasers:

(1)           the Notes executed by the Company;

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(2)           copies of (A) the warrants in substantially the form attached to this Agreement as Exhibit B (each a “Warrant” and collectively, the “Warrants”) executed by the Company and granted and effective on the Closing Date; and (B) the subsidiary guaranty in substantially the form attached to this Agreement as Exhibit C (the “Guaranty”) executed by each subsidiary of the Company existing as of the date hereof;

(3)           copies of lien and judgment searches that reveal no material judgments and no Liens (as defined below) on any assets of the Company and the Guarantors, other than the Liens granted by the Company in favor of MILFAM pursuant to the MILFAM Loan Documents (the “MILFAM Liens”).  For purposes of this Agreement, “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, in all cases, other than the MILFAM Liens, Permitted Liens (as defined in the Notes) and any interest in Hearthstone Partners, LLC, a Massachusetts limited liability company (“Hearthstone” and, together with Hearthstone Associates, LLC, a Massachusetts limited liability company, the “Hearthstone Entities”);

(4)           executed pledge agreements and ancillary documents with respect to the Company’s shares of each of its subsidiaries existing as of the date hereof; provided that, Purchasers acknowledge that the share certificates for such subsidiaries will be held by MILFAM so long as any liabilities of the Company to MILFAM are outstanding and/or unpaid under the MILFAM Loan Documents.

(5)           a certificate of the Chief Executive Officer of the Company certifying the accuracy of the Company’s representations and warranties;

(6)           a certificate of the Assistant Secretary of the Company certifying the authority of the officer executing this Agreement and all agreements and other documents ancillary hereto and contemplated hereby (collectively, the “Loan Documents”);

(7)           costs and expenses incurred by the Purchasers in the amount up to $5,000.00 (the “Expenses”); and

(8)           a financing fee of $87,500.00 (the “Financing Fee” and, together with the Expenses, the “Fees”), paid by the Company by wire transfer in immediately available funds to a bank designated by the Purchasers; provided that the Fees may be deducted by the Purchasers from the amount wired by the Purchasers at the Closing pursuant to Section 1(b)(iii) below.

(iii)    At the Closing, the Purchasers shall pay the purchase price for the Notes by wire transfer in immediately available funds to a bank designated by the Company, less the Fees, if applicable.

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2.          Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser, as of the date of the Closing, that:

(a)           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so could not reasonably be expected to result in a Material Adverse Change on its business or properties.  Each of the Guarantors (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Change, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party.  For purposes of this Agreement, “Material Adverse Change” shall mean any event which results in or is reasonably likely to result in (a) a materially adverse effect on, or change in, the business, assets, liabilities, operations, condition (financial or otherwise), or operating results of the Company and the Guarantors, taken as a whole, (b) a material impairment of the ability of the Company or the Guarantors to perform any of the respective obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to each Purchaser under any Loan Document.  The authorized capital stock of the Company consists of 140,000,000 shares of common stock, of which 19,261,143 shares of common stock are issued and outstanding as of the date hereof.  Except for options and other equity interests granted by the Company to employees and as set forth on Schedule 2(a), the Company has not authorized or issued any additional classes of stock, warrants (other than the Warrants), options or other grants to purchase or receive an equity interest in the Company.

(b)           Authorization.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the Notes and the Warrants and the performance of all obligations of the Company thereunder (other than any corporate action that may be necessary at such time in order to exercise the Warrants pursuant to any law, regulation or rule to which the Company is then subject) has been taken or will be taken prior to the Closing. This Agreement and each of the Loan Documents, when executed and delivered by the Company, shall each constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)           Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body (collectively, “Governmental Authority”) is or will be required in connection with the transactions contemplated hereby, except for (a) filings

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necessary to perfect liens created pursuant to the Loan Documents and (b) such as have been made or obtained and are in full force and effect.

(d)           Accuracy of Filings.  None of the Company’s reports, schedules, forms, statements and other documents filed with the Securities and Exchange Commission (the “SEC Reports”) since January 1, 2012 at the time of filing contained any untrue statement of a material fact or omitted to state a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading, except to the extent that such statements have been modified or superseded by later SEC Reports filed on a non-confidential basis filed prior to the date hereof.

(e)           No Material Adverse Change.  No Material Adverse Change has occurred with respect to the business, assets, liabilities, operations, condition (financial or otherwise), or operating results of the Company or the Guarantors, taken as a whole, since the most recent financial statements disclosed by the Company to any Governmental Authority.

(f)           Title to Properties; Possession under Leases.  Other than as set forth on Schedule 2(f), each of the Company and the Guarantors has good and marketable title to, or valid leasehold interests in, all its real properties and has good and marketable title to its personal property and assets reflected in the most recent consolidated financial statements disclosed to any Governmental Authority.  All such material properties and assets are free and clear of Liens, other than Liens expressly permitted hereby.  Other than as set forth on Schedule 2(f), each of the Company and the Guarantors has complied with all material obligations under all leases to which it is a party and all such leases are in full force and effect. Each of the Company and the Guarantors enjoys peaceful and undisturbed possession under all such leases. Each of the Company and the Guarantors owns or possesses, or is licensed to use, all patents, trademarks, service marks, trade names and copyrights and all licenses and rights with respect to the foregoing, necessary for the present conduct of its business, and the foregoing is not, to the knowledge of the Company, subject to any pending or threatened litigation.  As of the Closing Date, neither the Company nor any Guarantor has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any real property or any sale or disposition thereof in lieu of condemnation.  Schedule 2(f) lists completely and correctly as of the Closing Date all real property leased by the Company and the Guarantors.  On or before the date hereof, the Company has provided written notice to each landlord of real property leased by the Company and the Guarantors instructing each such landlord to provide a copy of all notices to the Company’s Chief Financial Officer, Controller or General Counsel.

(g)           Guarantors.  Schedule 2(g) sets forth as of the Closing Date a list of all Guarantors and the percentage ownership interest of the Company (and, if applicable, any other entity) therein.  The shares of capital stock or other ownership interests so indicated on Schedule 2(g) are fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all Liens (other than Liens created or expressly permitted hereby).

(h)           Compliance with Laws.  Except as set forth on Schedule 2(h), there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Guarantor or any business, property or rights of any of the foregoing (i) that involve this

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Agreement or any Loan Document or (ii) as to which, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change in the Company or the Guarantors.  Neither the Company nor any Guarantor or any of their respective properties or assets is in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, environmental law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the properties, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Change in the Company or any Guarantor.  Each of the Company and the Guarantors has obtained, and holds in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its businesses as presently conducted and as proposed to be conducted, except where the failure to have so obtained or hold or to be in force, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any Guarantor is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval, except where any such violation, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

(i)           Tax Returns.  Each of the Company and the Guarantors has filed or caused to be filed all federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which such party shall have set aside on its books adequate reserves.

(j)           Solvency.  Immediately after the consummation of the transactions to occur on the Closing Date and immediately following the purchase of the Notes and after giving effect to the application of the proceeds thereof as of the date thereof, (a) the fair value of the assets of the Company and the Guarantors, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company and the Guarantors will be greater than the amount that will be required to pay the current probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; and (c) in the reasonable judgment of the Company, each of the Company and the Guarantors will be able to pay its debts and liabilities then-outstanding at such time.

3.           Representations and Warranties of the Purchaser.  Each Purchaser hereby represents and warrants to the Company that:

(a)           Authorization.  The Purchaser has full power and authority to enter into this Agreement.  This Agreement when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

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(b)   Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Note and the Warrant (and any securities issued upon exercise thereof) (collectively, the “Securities”) will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(c)           Knowledge.  The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d)           Registration Status. The Purchaser understands that the Securities have not been registered under the Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(a)(2) thereof. The Purchaser further understands that the certificates representing the equity securities that may be issued pursuant to the exercise of the Warrant will bear the following legend (or a legend substantially similar thereto) and such other legends as applicable, and the Purchaser agrees that it will hold such shares subject thereto:

THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(e)           Suitability and Sophistication.  (i) The Purchaser has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Securities; (ii) the Purchaser has independently evaluated the risks and merits of purchasing the Securities and has independently determined that the Securities are a suitable investment for it; and (iii) the Purchaser has sufficient financial resources to bear the loss of its entire investment in the Securities.

(f)           Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g)           Cosi Holdings.  As of the date hereof, the Purchaser beneficially owns individually or through its affiliates no shares of the Common Stock of the Company.

4.           Conditions of the Purchaser’s Obligations at Closing.  The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment of each of the following conditions, unless otherwise waived:

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(a)   Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct as of the Closing.

(b)           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing. For the avoidance of doubt, any authorization, approval or permit of any party, including of the shareholders of the Company, that may be required for the Purchaser to exercise its Warrant in whole or in part pursuant to any law, regulation or rule to which the Company is then subject shall be obtained and effective as of the such time and not as of the date of the Closing.

(c)           Intentionally omitted.

(d)           Deliveries.  Each of the parties shall have made all deliveries required pursuant to Section 1(b), other than payment of the purchase price of the Notes and, if applicable, Fees.

5.           Conditions of the Company’s Obligations at Closing.  The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment of each of the following conditions, unless otherwise waived:

(a)           Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 3 shall be true and correct as of the Closing.

(b)           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

6.           Covenants of the Company. Each of the Company and the Guarantors covenants and agrees with the Purchasers that, so long as this Agreement shall remain in effect and until all Liabilities under the Notes (as defined therein) have been satisfied by the Company, unless the Purchasers shall otherwise consent in writing:

(a)           Intentionally omitted.

(b)           Closures or Sales of Retail Stores.  The Company shall be entitled to close or sell any Cosi retail stores owned by the Company at its discretion. If the Company elects to sell any Cosi retail stores, the Purchasers shall receive their pro rata share, based on the outstanding principal balance of the Notes and the MILFAM Note, of  at least sixty percent (60%) of the Net Proceeds (as defined herein) actually received by the Company from any such sale, which shall be used by the Company to prepay the accrued, unpaid interest, and then principal under the Notes until such time as the aggregate amount of the outstanding principal under the Notes is equivalent, in the aggregate, to $1,250,000, and, thereafter, the Purchasers shall receive their pro rata share, based on the outstanding principal balance of the Notes and the MILFAM Note, of  at least forty percent (40%) of the Net Proceeds actually received by the Company from any such sale of a Cosi retail store, which shall be used by the Company to

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prepay the Company’s obligations under the Notes and the MILFAM Note. For purposes of this agreement, the term “Net Proceeds” means the cash proceeds actually received by the Company for any sale of a Cosi retail store, less any reasonable, documented transaction expenses incurred by the Company as a result of such sale.

(c)           Tax Advisor; Preservation of Tax Benefits.  The Company shall (i) continue to consult with its existing tax advisor, or other individual or entity with nationally-recognized tax expertise in the area of net operating losses, and (ii) take all reasonable actions necessary, subject to the business judgment of the Company, to preserve all tax credits of the Company related to net operation losses and other tax benefits to which the Company may be eligible.

(d)           Additional Subsidiaries.  Subject to any laws, rules or regulations promulgated by a Governmental Authority and binding on such entities that may restrict the Company’s ability to do so, the Company shall cause each wholly-owned subsidiary it acquires or creates after the date of Closing to deliver to the Purchasers an executed Guaranty in the form attached hereto as Exhibit C; provided that the Company shall not have any obligation to cause Hearthstone to provide a Guaranty of the obligations under the Notes should such entity be indirectly acquired by Cosi after the date hereof, so long as Hearthstone remains a direct, wholly-owned subsidiary of Hearthstone Associates LLC.

(e)           Existence; Compliance with Laws.  The Company and each of the Guarantors shall (i) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence; (ii) do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated other than any change thereof that would not result in a Material Adverse Change; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition; (iii) keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with competitors in the same industry operating in similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law; (iv) pay and discharge promptly when due (or otherwise escrow, bond or insure) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof provided, however, that such payment and discharge (or escrow, bonding or insurance) shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting

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principles and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and there is no risk of forfeiture of such property; (v) solely in the case of the Company, timely and accurately file, report and otherwise disclose all matters required by any Governmental Authority, including, without limitation, all reports and forms required pursuant to rules promulgated by the United States Securities and Exchange Commission.

(f)           Notices.  The Company and each of the Guarantors shall furnish to the Purchasers prompt written notice of the following:  (i) any Event of Default or Default (each as defined in the Notes), specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto; (ii) the filing or commencement of, or any threat or notice of intention of any person or entity to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Guarantor that could reasonably be expected to result in a Material Adverse Change; (iii) any loss, damage, or destruction to the real or personal properties (or any other assets) of the Company or any Guarantor in the amount of $150,000 or more, whether or not covered by insurance;  (iv) any notices received by the Company’s Chief Financial Officer, Controller or General Counsel regarding any (A) alleged material default, (B) termination of a lease or eviction from any leased premises or (C) failure to pay rent or any other material monetary obligation, each with respect to any leased property (copies of which notices shall be delivered not later than five (5) days after receipt thereof by such person); (v) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Change; and (vi) any change (A) in its corporate name, (B) in the jurisdiction of organization or formation, (C) in its identity or corporate structure or (D) in its Federal Taxpayer Identification Number. The Company and each of the Guarantors agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Purchasers to continue at all times following such change to have a valid, legal and perfected security interest in all the assets of the Company and the Guarantors.

(g)           Additional Collateral; Further Assurances.  The Company and each of the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code, United States Patent and Trademark Office and other financing statements not later than one (1) business day after the date hereof) that may be required under applicable law, or that the Purchasers may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Notes and the other Loan Documents, on a pari passu basis with the security interests created or intended to be created by the MILFAM Note and the other MLFAM Loan Documents,.  Subject to any express provision of this Agreement to the contrary, the Company will cause any subsequently acquired or organized subsidiary to become a Guarantor by executing a Guaranty in substantially the form set forth as Exhibit C hereto, and each applicable Loan Document in favor of the Purchasers.  In addition, from time to time, the Company shall, at its cost and expense and subject to the terms of the Notes, promptly secure the Notes by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Purchasers shall designate (it being understood that it is the intent of the parties that, except as

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set forth in the Notes, the obligations pursuant to the Notes shall be secured by all the assets of the Company and its subsidiaries (including real and other properties acquired subsequent to the Closing Date)).  Such security interests and Liens will be created under the Loan Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Purchasers, and the Company shall deliver or cause to be delivered to the Purchasers all such instruments and documents as the Purchasers shall reasonably request to evidence compliance with this Section 6(g).  The Company agrees to provide such evidence as the Purchasers shall reasonably request as to the perfection and priority status of each such security interest and Lien.  In furtherance of the foregoing, the Company will give prompt notice to the Purchasers of the acquisition by it or any of its subsidiaries of any property (or any interest in property) having a value in excess of $100,000.

(h)           Landlord Waivers; Post-Closing Obligations.  The Company shall diligently pursue landlord waiver agreements in the form set forth on Exhibit D (each a “Landlord Waiver”), as the same may be modified at the request of any landlord and agreed to by the Purchasers and the Company, with respect to the leased premises of the Company and the Guarantors at all times after the Closing Date; provided that (i) in the event that a landlord demands reimbursement of reasonable expenses in its review and execution of such waiver, then the Company shall not be required to pay such expenses, but the Purchasers shall have the right, and not the obligation, to pay such expenses on the Company’s behalf; (ii) if the Purchasers pay any expenses, fees or deposits to any landlord pursuant to this Section, the Company shall have no obligation to reimburse the Purchasers for such expenses paid, which shall be solely for each Purchaser’s own account and shall not be deemed an Obligation under the Notes; (iii) the Company’s diligent pursuit shall not require the Company to continuously or repeatedly contact any landlord that has ignored or rejected the Company’s requests for a Landlord Waiver on more than one occasion; (iv) notwithstanding the preceding clause (iii), the Purchasers shall have the right, but not the obligation, to request that the Company make one (1) additional request of each landlord that has ignored or rejected the Company’s requests for a Landlord Waiver on more than one occasion during the term of this Agreement; and (v) the Company shall not be required to accept any unduly burdensome conditions of any landlord in order to obtain a Landlord Waiver therefrom, including materially unfavorable amendments to any lease, such as but not limited to (A) any amendments with respect to the extension or reduction of the term thereof, (B) relocation or other modification to the premises leased thereunder, (C) termination of such lease, or (D) the requirement that the Company pay, or forfeit if applicable, any security deposits, fees or other amounts with respect to that lease, so long as the Purchasers are first given the opportunity to pay such security deposits, fees or other amounts on behalf of the Company as set forth above.  To the extent that a landlord waiver has been obtained by MILFAM under the MILFAM Loan Documents, the Company shall have no additional obligation with respect to such leased premises hereunder.

(i)           Indebtedness.   The Company and each of the Guarantors shall not incur, create, assume or permit to exist any indebtedness other than indebtedness (i) created hereunder and under the other Loan Documents, (ii) constituting or arising in connection with a purchase money security interest arising in the ordinary course of business and consistent with the Company’s past practice, so long as the same is not a material obligation of the Company and the Guarantors, taken as a whole, or (iii) constituting trade debt arising in the ordinary course of business and consistent with the Company’s past practices.

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(j)   Liens.  The Company and each of the Guarantors shall not create, incur, assume or permit to exist any Lien on any property or assets now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except Permitted Liens (as defined in the Notes), Liens created hereunder and under the other Loan Documents, MILFAM Liens, Liens for taxes not yet due or contested in compliance with this Agreement and Liens pursuant to customary security deposits under operating leases in the ordinary course of business.

(k)           Restrictive Agreements. The Company and each of the Guarantors shall not enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon its ability to create, incur or permit to exist any Lien upon any of its property or assets pursuant to any Loan Document, except for the MILFAM NPA and other MILFAM Loan documents.

(l)           Transactions with Affiliates.  The Company and each of the Guarantors shall not, except for transactions between or among the Company and the Guarantors, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its affiliates, except that (a) the Company or any Guarantor may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Guarantor than could be obtained on an arm’s-length basis from unrelated third parties and (b) the Company shall be entitled, at its sole discretion, to purchase the Hearthstone Entities pursuant to the terms of the Election to Cause Merger Agreement, dated as of March 18, 2014, by and among the Company, Robert J. Dourney, Nancy Dourney and Hearthstone Associates, LLC; provided that, in the event the Company consummates the foregoing transaction, then neither the Company nor any Guarantor shall enter into any further transactions of any kind or nature with a Hearthstone Entity without the prior written consent of the Purchasers other than transactions in the ordinary course of business consistent with past practice.

(m)           Material Adverse Change.  The Company and each of the Guarantors shall not permit the occurrence of any Material Adverse Change, and, in the event thereof, shall take all steps necessary and desirable, in the reasonable judgment of the Purchasers, to correct such Material Adverse Change.

(n)           Unregistered Shares; Registration of Shares. Each Purchaser acknowledges that the Warrant Shares (as defined in the Warrants) have not been registered for issuance and resale. The Company agrees to file a Form S-3 or other applicable form (“Registration Statement”), including a resale prospectus covering sales of any shares of Company common stock (“Shares”) owned by each Purchaser and its affiliates, successors and assigns, and to maintain such Registration Statement and the prospectuses included therein in effect for so long as the Company's (or its successor’s) shares are publicly traded and the Purchaser and its affiliates, successors and assigns hold any Shares, notwithstanding whether (i) the Company is eligible to use Form S-3 and (ii) the Shares are eligible for resale pursuant to Rule 144 promulgated by the Securities and Exchange Commission.  The Company further covenants to the Purchasers that upon request of the Purchasers, it shall enter into a registration rights agreement on customary terms reasonably and mutually acceptable to the parties, including the Company’s agreement to provide comfort letters and legal opinions in customary form as may be reasonably requested by the Purchasers; provided, however, that the terms of

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such registration rights agreement and the terms of this Section 6(n) shall be no less favorable to the Purchasers than those agreed to with any officer, director, investor or lender to the Company.

7.           Indemnification.  The Company and its subsidiaries (jointly and individually, the “Indemnifying Parties”) shall indemnify and hold harmless each Purchaser, its affiliates owned and controlled by each Purchaser, or their officers, members, managers, trustees, employees, agents, successors or assigns, or each Purchaser’s legal representatives, executors or heirs (each an “Indemnified Party” and collectively the “Indemnified Parties”), for any costs and expenses, including, without limitation, reasonable legal fees, arising out of any claim or action by any third party against any Indemnified Party which would not have been asserted against such Indemnified Party but for each Purchaser’s relationship with the Company hereunder or under any of the Loan Documents; provided, however, that (i) the Indemnifying Parties shall only be required to indemnify the Indemnified Parties for the reasonable legal fees of one primary counsel to the Indemnified Parties and (ii) the Indemnifying Parties shall not be required to indemnify the Indemnified Parties to the extent of any liability arising out of (x) the gross negligence, bad faith, willful misconduct, or wrongful acts of any Indemnified Party, (y) a material breach by any Indemnified Party of any Indemnified Party’s material contractual obligations under this Agreement or the other Loan Documents, or  (z) disputes between and among any Indemnified Party and the Indemnifying Parties other than (1) any dispute to the extent related to the gross negligence, bad faith, willful misconduct, or wrongful acts of the Indemnifying Parties, or (2) to the extent otherwise expressly provided for under this Agreement or any other Loan Documents.

8.           Miscellaneous.

(a)           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign this Agreement without the prior written consent of the other party.

(b)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(c)           Counterparts.  This Agreement may be executed in two or more counter-parts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient (i) upon receipt, when delivered personally or by courier, (ii) the next business day after sent, when sent by overnight delivery service, or (iii) three (3) business days after being deposited in the U.S. mail as certified or registered mail, return receipt

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requested, with postage prepaid, if in each instance such notice is addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

If to Cosi, addressed to:

Cosi, Inc.
Attn: CFO
1765 Lake Cook Rd., Suite 600
Deerfield, Illinois 60015

With a copy to:

Cosi, Inc.
Attn: General Counsel
1765 Lake Cook Rd., Suite 600
Deerfield, Illinois 60015

If to the Purchasers, addressed to:

AB Value Partners, L.P.
84 Elm Street
Westfield, NJ  07090
Attn:  _________________

and

AB Opportunity Fund LLC
Ten Princeton Avenue
P.O. Box 228
Rocky Hill, NJ  08553
Attn:  _________________

With a copy to:

AB Value Management LLC
84 Elm Street
Westfield, NJ  07090
Attn:  __________________

(e)           Amendments and Waivers.  Any term of this Agreement or the Notes may be amended or waived only with the written consent of the Company and each Purchaser.

(f)           Confidentiality.  Each party hereto agrees that, except with the prior written permission of the other party or otherwise required by law, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party (or its affiliates) to which such party has been or shall become privy by reason of this Agreement or any other Loan Document, discussions or negotiations relating to this Agreement or any other Loan Document, or the performance of its obligations hereunder or thereunder.  The provisions

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of this Section 8(f) shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.  This Section does not apply to information that is entirely in the public domain, previously known to the recipient of the information (as evidenced by written, dated business records of such recipient), received lawfully from a third party, or independently developed without access to such information.  Notwithstanding the foregoing, the parties agree that the Company shall (i) file and disclose the information set forth on Exhibit E on Form 8-K substantially in the form set forth therein pursuant to the requirements of applicable law and (ii) prior to the issuance of any press release with respect to the transactions contemplated hereby, mutually agree to the content of such press release if different than the information set forth on Exhibit E, if the Company determines it is required to issue such a press release.

(g)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

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The parties have executed this Senior Secured Note Purchase Agreement as of the date first written above.

COMPANY:

COSI, INC., a Delaware corporation

By: _______________________________

Name: _____________________________

Title: ______________________________

PURCHASER:
AB VALUE PARTNERS, L.P., a Delaware limited partnership

By: AB Value Management LLC, a New Jersey limited liability company
Its: General Partner

By: _______________________________

Name: _____________________________

Title: ______________________________

AB OPPORTUNITY FUND LLC, a Delaware limited liability company

By: _______________________________

Name: _____________________________

Title: ______________________________